Exhibit 99.1

AptarGroup Reports Record First Quarter Revenue;

Earnings Per Share Equal Prior Year’s Record First Quarter Level

CRYSTAL LAKE, Ill.--(BUSINESS WIRE)--April 25, 2012--AptarGroup, Inc. (NYSE:ATR) today reported record first quarter sales. Earnings per share equaled the prior year’s all-time high first quarter earnings per share.

First Quarter 2012 Summary

  Reported sales grew 3% (6% excluding currency effects) to first quarter record of $592 million
  Changes in currency exchange rates negatively affected results
  Each segment’s sales increased over the prior year
  Operating income rose to record first quarter level of $70.4 million
  Earnings per share of $.64 were equal to the prior year’s record first quarter level

FIRST QUARTER RESULTS

For the quarter ended March 31, 2012, reported sales increased 3% to $592.5 million from $576.5 million a year ago. Changes in currency exchange rates had a negative effect of 3% on the sales growth.

First Quarter Segment Sales Analysis (Change Over Prior Year)

	Beauty + Home	Pharma	Food + Beverage	Total AptarGroup
Product Sales (including tooling)	3%	8%	11%	6%
Currency Effects	-3%	-2%	-1%	-3%
Total Reported Growth	0%	6%	10%	3%

Commenting on the quarter, Stephen Hagge, President and CEO, said, “I am pleased to report we achieved record first quarter sales with core growth of 6%. Our Beauty + Home segment realized core sales growth of 3% on increased sales of our products to each of the markets we serve. Strong demand for our nasal dispensing devices drove our Pharma segment’s sales growth while increased demand for our value-adding dispensing closures from the beverage market was a key factor behind our Food + Beverage segment’s performance. We also had a very successful quarter in the emerging regions.”

Hagge continued, “Operating margins were negatively affected by increased custom tooling sales as well as costs associated with the start-up of our facilities in North Carolina and India. However, in spite of these negative effects we achieved record first quarter operating income. We also faced currency headwinds and a higher effective tax rate than the prior year but we maintained the same level of earnings per share as prior year’s record first quarter level.”

OUTLOOK

Hagge commented, “As we look forward to the rest of the year, we are encouraged by the many projects we are actively working on with our customers across all of our segments and we are on schedule with bringing our newer facilities’ capacity on-line. In the near-term, we expect a challenging input cost environment and there is inflation in some emerging regions. We also anticipate currency exchange rates to create stronger headwinds in the second quarter compared to the prior year. Presently we expect diluted earnings per share to be in the range of $.70 to $.75 per share compared to our all-time high quarterly earnings per share of $.74 reported last year.”

OPEN CONFERENCE CALL

There will be a conference call on Thursday, April 26, 2012 at 8:00 a.m. CDT to discuss the Company’s first quarter results for 2012. The call will last approximately one hour. Interested parties are invited to listen to a live webcast by visiting the Investor Relations page at www.aptar.com. Replay of the conference call can also be accessed on the Investor Relations page of the web site.

AptarGroup, Inc. is a leading global supplier of a broad range of innovative dispensing systems for the fragrance/cosmetic, personal care, pharmaceutical, household and food/beverage markets. AptarGroup is headquartered in Crystal Lake, Illinois, with manufacturing facilities in North America, Europe, Asia and South America. For more information, visit www.aptar.com.

This press release contains forward-looking statements. Forward-looking statements are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are based on management’s beliefs as well as assumptions made by and information currently available to management. Accordingly, AptarGroup’s actual results may differ materially from those expressed or implied in such forward-looking statements due to known or unknown risks and uncertainties that exist including, but not limited to, economic, environmental or political conditions in the various markets and countries in which AptarGroup operates, changes in customer and/or consumer spending levels; financial conditions of customers and suppliers; fluctuations in the cost of raw materials, components and other input costs; the Company’s ability to increase prices, contain costs and improve productivity; changes in capital availability or cost, including interest rate fluctuations; the competitive marketplace; fiscal and monetary policy; changes in foreign currency exchange rates; direct or indirect consequences of acts of war or terrorism; and labor relations. For additional information on these and other risks and uncertainties, please see AptarGroup’s filings with the Securities and Exchange Commission, including its Form 10-K’s and Form 10-Q’s. Readers are cautioned not to place undue reliance on forward-looking statements. AptarGroup undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

APTARGROUP, INC.
Condensed Consolidated Financial Statements (Unaudited)

(In Thousands, Except Per Share Data)
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2012	2011

Net Sales	$592,498	$576,518
Cost of Sales (exclusive of depreciation
shown below)	401,070	382,670
Selling, Research & Development and
Administrative	88,499	90,479
Depreciation and Other Amortization	32,554	33,605
Operating Income	70,375	69,764
Other Income/(Expense):
Interest Expense	(5,242)	(4,620)
Interest Income	1,028	1,552
Equity in Results of Affiliates	(131)	0
Miscellaneous, net	247	(421)
Income before Income Taxes	66,277	66,275
Provision for Income Taxes	22,464	21,807
Net Income	$43,813	$44,468

Net (Income)/Loss Attributable to Noncontrolling Interests	(4)	9
Net Income Attributable to AptarGroup, Inc.	$43,809	$44,477
Net Income Attributable to AptarGroup, Inc. Per Common Share:
Basic	$0.66	$0.66
Diluted	$0.64	$0.64

Average Numbers of Shares Outstanding:
Basic	66,196	66,926
Diluted	68,785	69,914

APTARGROUP, INC.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
(In Thousands)
CONSOLIDATED BALANCE SHEETS

	March 31, 2012	December 31, 2011
ASSETS

Cash and Equivalents	$329,805	$377,616
Receivables, net	440,820	389,020
Inventories	300,808	285,155
Other Current Assets	105,690	92,159
Total Current Assets	1,177,123	1,143,950
Net Property, Plant and Equipment	787,639	754,715
Goodwill, net	237,915	233,689
Other Assets	35,380	26,941
Total Assets	$2,238,057	$2,159,295

LIABILITIES AND EQUITY

Short-Term Obligations	$151,860	$183,668
Accounts Payable and Accrued Liabilities	348,787	335,181
Total Current Liabilities	500,647	518,849
Long-Term Obligations	254,696	254,910
Deferred Liabilities	98,407	94,964
Total Liabilities	853,750	868,723

AptarGroup, Inc. Stockholders' Equity	1,383,508	1,289,776
Noncontrolling Interests in Subsidiaries	799	796
Total Equity	1,384,307	1,290,572

Total Liabilities and Equity	$2,238,057	$2,159,295

APTARGROUP, INC.
Condensed Consolidated Financial Statements (Unaudited)
(continued)
(In Thousands)
SEGMENT INFORMATION

	Three Months Ended
	March 31,

	2012	2011
NET SALES
Beauty + Home	$377,151	$376,262
Pharma	140,043	132,004
Food + Beverage	75,304	68,252
Total Net Sales	$592,498	$576,518

SEGMENT INCOME (1)
Beauty + Home	$32,972	$32,653
Pharma	39,372	38,888
Food + Beverage	6,788	7,572
Corporate Expenses and Other	(8,641)	(9,770)
Income Before Interest and Taxes	$70,491	$69,343
Interest Expense, Net	(4,214)	(3,068)
Income before Income Taxes	$66,277	$66,275

SEGMENT INCOME AS % OF NET SALES
Beauty + Home	8.7%	8.7%
Pharma	28.1%	29.5%
Food + Beverage	9.0%	11.1%

Notes to Condensed Consolidated Financial Statements:

(1) - The Company evaluates performance of its business units and allocates resources based upon income before net interest expense, certain corporate expenses, and income taxes.

CONTACT:
AptarGroup, Inc.
Matthew DellaMaria, 815-477-0424